      As filed with the Securities and Exchange Commission on July 19, 2001
                                                      Registration No. 333-
                                                                           -----

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           CHAMPION ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

Michigan                                                         38-2743168
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
                   (Address, including zip code, and telephone
    number, including area code, of Registrant's principal executive offices)

                           John J. Collins, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                           Champion Enterprises, Inc.
                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------
                                    copy to:

                            D. Richard McDonald, Esq.
                               Dykema Gossett PLLC
                        39577 Woodward Avenue, Suite 300
                           Bloomfield Hills, MI 48304

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -----------------

                                              CALCULATION OF REGISTRATION FEE

--------------------------------------- ---------------------- --------------- ---------------- --------------------
                                                                  Proposed        Proposed
                                                                  Maximum          Maximum
                                                                  Offering        Aggregate          Amount of
 Title of Each Class of Securities to       Amount to be         Price Per        Offering       Registration Fee
            be Registered                   Registered(1)         Share(2)          Price
--------------------------------------- ---------------------- --------------- ---------------- --------------------
Common Stock, $1 par value, Issuable      2,328,003 Shares         $10.575        $24,618,632          $6,155
Upon Conversion of Series B-1
Cumulative Convertible Preferred Stock


(1) The shares of common stock that may be offered pursuant to this Registration Statement consist of shares issuable upon conversion or redemption of and as dividends upon 20,000 shares of Series B-1 Cumulative Convertible Preferred Stock. For purposes of estimating the number of shares of common stock to be included in this Registration Statement, we included (a) 2,196,193 shares, representing 150% of the number of shares of common stock issuable upon conversion of the Series B-1 Cumulative Convertible Preferred Stock, determined as if the Series B-1 Convertible Preferred Stock were converted in full at a conversion price of $13.66; plus (b) 131,810 shares, representing 150% of the number of shares of common stock issuable as dividends on the Series B-1 Cumulative Convertible Preferred Stock within one year from July 3, 2001, assuming the price used to calculate this number of shares was $11.38 per share. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock issuable upon conversion or redemption of or as dividends on the Series B-1 Cumulative Convertible Preferred Stock by reason of stock splits, stock dividends and other anti-dilution adjustments.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low reported sales prices of the Common Stock for July 12, 2001 ($10.575).


                            ------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ------------------------

PROSPECTUS

                           CHAMPION ENTERPRISES, INC.

                               2,328,003 SHARES OF
                           COMMON STOCK, $1 PAR VALUE


         This prospectus offers up to 2,328,003 shares of common stock of Champion Enterprises, Inc. that may be sold from time to time in the market or in other transactions by a certain selling shareholder named in this prospectus. No underwriters are involved in any sale of stock under this prospectus.

          Our common stock is traded on the New York, Chicago and Pacific Stock Exchanges under the trading symbol "CHB." On July 12, 2001, the closing price for the common stock as traded on the New York Stock Exchange was $11.15, as reported in The Wall Street Journal.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      -----------------------------------


                  The date of this Prospectus is July __, 2001

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHAMPION ENTERPRISES, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHAMPION SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ABOUT THIS PROSPECTUS.............................................................................................2
WHERE YOU CAN FIND MORE INFORMATION...............................................................................2
USE OF PROCEEDS...................................................................................................3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS........................................................3
CHAMPION ENTERPRISES, INC.........................................................................................4
DESCRIPTION OF COMMON STOCK.......................................................................................4
SELLING SHAREHOLDER...............................................................................................5
PLAN OF DISTRIBUTION..............................................................................................6
LEGAL MATTERS.....................................................................................................9
EXPERTS...........................................................................................................9


                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus provides you with a general description of the securities we may offer. The securities may be sold from time to time by the selling shareholders named in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

          Champion Enterprises, Inc. files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Champion can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Champion. Champion's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange under the trading symbol "CHB." These reports, proxy statements, and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

          This prospectus is part of a registration statement filed with the SEC by Champion. The full registration statement can be obtained from the SEC as indicated above, or from Champion.

          The SEC allows Champion to "incorporate by reference" the information it files with the SEC. This permits Champion to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Champion incorporates by reference the documents listed below which have been filed with the SEC:

          -       Annual Report on Form 10-K for the year ended December 30,
                  2000

          - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001

          - Current Reports on Form 8-K filed March 20, 2001, April 18, 2001, May 16, 2001, June 19, 2001, July 9, 2001, and July
                  19, 2001

          Champion incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 from the date of this prospectus until the termination of the offering of the securities covered by this prospectus.

          Any statement contained in a document incorporated by reference in this registration statement will be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

          Champion will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to John J. Collins, Jr., Senior Vice President, General Counsel and Secretary at our principal executive offices, located at 2701 Cambridge Ct., Suite 300, Auburn Hills, Michigan 48326 (telephone number: (248) 340-9090).


                                 USE OF PROCEEDS

          The selling shareholder will receive all of the proceeds from the sale of the common stock offered under this prospectus.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

          Some statements incorporated by reference in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements are subject to certain factors that could cause actual results to differ materially from those projected in the forward-looking statements. These factors are discussed in and are incorporated by reference to our most recently filed Form 10-K under the section entitled "Forward Looking Statements."

                           CHAMPION ENTERPRISES, INC.

          Champion Enterprises, Inc. is the world's largest homebuilder, with 49 manufacturing facilities in 16 states and two Canadian provinces. Since the company was founded in 1953, we have built more than 1.5 million homes. The homes are constructed in a quality-controlled environment at our off-site manufacturing facilities, sold through our national retailer network, then transported to the home site.

          We are also one of the industry's leading retailers, operating 230 retail housing centers in 28 states. In addition, our homes are sold through over 1,000 independent retail locations that have joined either our Champion Home Center or Alliance of Champions retail distribution networks.

         Through HomePride Finance Corp., our finance business, we provide retailers, builders and developers with access to credit at competitive rates by consolidating significant loan origination volume. Champion Development Corp., our development arm, is one of the nation's leading manufactured housing community developers, with investments in 16 communities in 7 states.

          Champion has approximately 11,000 employees. Our principal executive offices are located at 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326. Our telephone number is (248) 340-9090. Our web site is www.championhomes.net. The information contained on our web site is not incorporated by reference in this prospectus.


                           DESCRIPTION OF COMMON STOCK

          Our authorized capital stock is 120,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, no par value. At July 3, 2001, 47,946,715 shares of common stock and 20,000 shares of Series B-1 Cumulative Convertible Preferred Stock were outstanding. In addition to the summary of our common stock that follows, we encourage you to review our articles of incorporation and bylaws, which we have filed with the SEC.

          Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

          Holders of common stock have no preemptive rights. Subject to the applicable laws and the rights of the holders of the preferred stock, holders of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.


                               SELLING SHAREHOLDER

         The 2,328,003 shares of our common stock offered by this prospectus are being offered for the account of the selling shareholder, Fletcher International, Ltd. These shares consist of shares of our common stock issuable upon conversion or redemption of our Series B-1 Cumulative Convertible Preferred Stock and as dividends on the Series B-1 Cumulative Convertible Preferred Stock within one year following the effective date of the Registration Statement of which this prospectus is a part.

         The following table provides certain information with respect to the selling shareholder, including the selling shareholder's beneficial ownership of our common stock as of July 12, 2001, and as adjusted to give effect to the sale of the shares offered by this prospectus. The shares of common stock offered by this prospectus may be offered from time to time by the selling shareholder named below or its nominees.

                                                                 SHARES OF
                                        SHARES OF                COMMON STOCK               SHARES OF
                                        COMMON STOCK             OFFERED                    COMMON STOCK
                                        OWNED PRIOR TO           BY THIS                    OWNED AFTER
NAME AND ADDRESS                        OFFERING(1)              PROSPECTUS(2)              OFFERING
----------------                        --------                 ----------                 --------
Fletcher International, Ltd.            1,257,901                1,257,901                       0

-------------------------
(1) Consists of shares of our common stock issuable upon conversion of our Series B-1 Cumulative Convertible Preferred Stock and as dividends on the Series B-1 Cumulative Convertible Preferred Stock as of July 12, 2001.

(2) The actual number of shares of our common stock offered by this prospectus and included in the Registration Statement of which this prospectus is a part includes, pursuant to Rule 416 under the Securities Act of 1933, an additional number of shares of our common stock which may be issuable with respect to the Series B-1 Cumulative Convertible Preferred Stock to prevent dilution resulting from stock splits, stock dividends or other similar transactions.

         The securities listed above include outstanding securities held in one or more accounts managed by Fletcher Asset Management, Inc. ("FAM") for the selling shareholder. FAM is an investment adviser to the selling shareholder and is registered under Section 203 of the Investment Advisors Act of 1940, as amended. Pursuant to an investment advisory agreement between FAM and the selling shareholder, FAM has the authority to vote and dispose of the securities in these accounts. By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, the selling shareholder and FAM may each be deemed to own beneficially the securities registered under the Registration Statement of which this prospectus is a part. In addition, by virtue of Alphonse Fletcher, Jr.'s position as Chairman and Chief Executive Officer of FAM, Mr. Fletcher may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, these securities. Therefore, Mr. Fletcher may be deemed to be the beneficial owner of the securities.

         There is no affiliation, under Rule 405 of the Securities Act of 1933, between either us and the selling shareholder or between the selling shareholder and any of our affiliates.


                              PLAN OF DISTRIBUTION

         We are registering all 2,328,003 shares on behalf of the selling shareholder. We will not receive any of the proceeds from sales by the selling shareholder of the offered shares of common stock. The selling shareholder named in the table above or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, distribution or other non-sale related transfer after the date of this prospectus may sell the shares at different times under this prospectus. The selling shareholder will act independently of us in making decisions for the timing, manner and size of each sale. The sales may be made on one or more exchanges or quotation systems or in the over-the-counter market or in other transactions, at prices and at terms then prevailing or at prices related to the then current market price, or at otherwise negotiated prices.

         The shares may be sold by one or more of, or a combination of, the following in addition to any other method permitted under this prospectus:

                  - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                  - purchase by a broker-dealer as principal and resale by this broker-dealer for its account;

                  - an exchange or quotation system sale that complies with the rules of the exchange or quotation system;

                  - an ordinary brokerage transaction or a transaction in which the broker solicits purchasers;

                  -   a privately negotiated transaction;

                  -   an underwritten offering;

                  -   by pledge to secure debts and other obligations;

                  - to cover hedging transactions (other than short sales) made pursuant to this prospectus; or

                  -   by a combination of the above methods of sale.

         If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in the resales. The selling shareholder may enter into hedging transactions with broker-dealers relating to distributions of the shares or other transactions, but may not engage in short sales. The selling shareholder may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or transfer these shares through this prospectus. The selling shareholder may also loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares which are loaned, or upon a default the broker-dealer may sell the pledged shares by use of this prospectus. Some or all of the shares offered in this prospectus also may be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed or paid to dealers may be changed at different times.

         Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation for or to a particular underwriter or broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated at the time of the sale. Underwriters, broker-deals or agents and any other participating broker-deals or the selling shareholders may be considered to be underwriters within the meaning of section 2(11) of the Securities Act relating to the sales of the shares. Underwriters are defined in this section as any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any undertaking, or participates or has a participation in the direct or indirect underwriting of any undertaking. Any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be considered to be underwriting discounts or commissions under the Securities Act. Because selling shareholders may be considered to be underwriters within the meaning of section 2(11) of the Securities Act, the selling shareholders may be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by Champion, the selling shareholder or any purchaser relating to the purchase or sale of shares under this prospectus shall be considered or treated as an admission that any of them is an underwriter within the meaning of the Securities Act relating to the sale of any shares. Additionally, any securities covered by this prospectus that qualify for sale through Rule 144 under the Securities Act may be sold under Rule 144 rather than through this prospectus.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities law. Additionally, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities for our common stock during some restricted periods. Additionally, the selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, that may limit the timing of purchases and sales of shares of our common stock by the selling shareholder. We will make copies of this prospectus available to the selling shareholder and have informed the selling shareholder of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. This supplement will disclose:

                  - the name of each selling shareholder and of the participating broker-dealer(s),

                  -   the number of shares involved,

                  -   the price at which these shares were sold,

                  - the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

                  - that the broker-dealer(s) did not conduct any investigation to verify the information in this prospectus or incorporated by reference into this prospectus, and

                  -   other facts material to the transaction.

         We will bear all costs, expenses and fees for the registration of the shares. The selling shareholder will bear all commissions and discounts, if any, attributable to their individual sales of the shares. The selling shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

          Legal matters relating to the validity of the securities being offered by this prospectus have been passed upon for Champion by Dykema Gossett PLLC, Bloomfield Hills, Michigan.


                                     EXPERTS

          The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 30, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the distribution of the Common Stock offered hereby:

         Securities and Exchange Commission Registration Fee.............................       $ 6,155.00
         Accounting Fees and Expenses....................................................    *    3,000.00
         Legal Fees and Expenses.........................................................    *    5,000.00
         Miscellaneous Expenses..........................................................    *    1,000.00

         Total Expenses..................................................................       $15,155.00
                                                                                                 =========

         ------------------
         * Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         The Company's bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish a procedure for determination of when indemnification is proper.

         The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

         Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers. In addition, a certain registration rights agreement to which the Company is a party provides that the Company will indemnify, to the extent permitted by law, each holder of "registrable securities" (as defined in such agreement) against all losses, claims, damages, liabilities and expenses caused by misstatements or omissions in any registration statement, prospectus or preliminary prospectus, except insofar as such misstatements are caused by or contained in information furnished to the Company by such holders.

ITEM 16. EXHIBITS

         A list of exhibits included as part of this Registration Statement is set forth below.

4.1 Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock of the registrant (1)

5                 Opinion of Dykema Gossett PLLC

10.1 Agreement, dated as of June 29, 2001 between the registrant and Fletcher International, Ltd. (1)

23(a)             Consent of PricewaterhouseCoopers LLP

23(b)             Consent of Dykema Gossett PLLC (included in Exhibit 5)

24(a)             Power of Attorney (set forth on signature page)

---------------

(1) Incorporated by reference from the registrant's Current Report on Form 8-K dated July 9, 2001.

ITEM 17. UNDERTAKINGS

         1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Champion Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on July 19, 2001.

                              CHAMPION ENTERPRISES, INC.



                              By: /s/ Walter R. Young
                                  --------------------------------------------
                                  Name: Walter R. Young
                                  Title: President and Chief Executive Officer

         Each of the undersigned whose signature appears below hereby constitutes and appoints Walter R. Young and John J. Collins, Jr. and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 19, 2001.

/s/ Walter R. Young                                                    Chairman of the Board of Directors,
--------------------------------------------------------               President and Chief Executive Officer
Walter R. Young                                                        (Principal Executive Officer)


/s/ Anthony S. Cleberg                                                 Executive Vice President and Chief
--------------------------------------------------------               Financial Officer (Principal Financial
Anthony S. Cleberg                                                     Officer)


/s/ Richard Hevelhorst                                                 Vice President and Controller
--------------------------------------------------------               (Principal Accounting Officer)
Richard Hevelhorst


/s/ Robert W. Anestis                                                  Director
--------------------------------------------------------
Robert W. Anestis




/s/ Selwyn Isakow                                                      Director
-----------------------------------------------------------
Selwyn Isakow


/s/ Ellen R. Levine                                                    Director
-----------------------------------------------------------
Ellen R. Levine


/s/ Brian D. Jellison                                                  Director
-----------------------------------------------------------
Brian D. Jellison


/s/ George R. Mrkonic                                                  Director
-----------------------------------------------------------
George R. Mrkonic


/s/ Carl L. Valdiserri                                                 Director
-----------------------------------------------------------
Carl L. Valdiserri


                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibits
-----------                -----------------------

4.1                        Certificate of Rights and Preferences of Series B-1 Cumulative
                           Convertible Preferred Stock of the registrant (1)

5                          Opinion of Dykema Gossett PLLC

10.1                       Agreement, dated as of June 29, 2001 between the registrant and
                           Fletcher International, Ltd. (1)

23(a)                      Consent of PricewaterhouseCoopers LLP

23(b)                      Consent of Dykema Gossett PLLC
                           (included in Exhibit 5)

24(a)                      Power of Attorney (set forth on signature page)

---------------

(1) Incorporated by reference from the registrant's Current Report on Form 8-K dated July 9, 2001.